Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-160821) pertaining to the Tempur-Pedic International Inc. Amended and Restated 2003 Equity Incentive Plan,
(2)	Registration Statement (Form S-8 No. 333-154966) pertaining to the Tempur-Pedic International Inc. Amended and Restated 2003 Equity Incentive Plan, and
(3)	Registration Statement (Form S-8 No. 333-111545) pertaining to the 2003 Equity Incentive Plan, the 2003 Employee Stock Purchase Plan, and the 2002 Stock Option Plan of Tempur-Pedic International Inc.;

of our reports dated February 1, 2013, with respect to the consolidated financial statements and schedule of Tempur-Pedic International Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Tempur-Pedic International Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Tempur-Pedic International Inc. and Subsidiaries for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Louisville, Kentucky
February 1, 2013